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                THIRD AMENDMENT TO LEASE Dated May 11, 1990


                This amendment entered into January 23 1996
           shall be effective March 1, 1996 and CANCELS previous
                       AMENDMENT #1 and AMENDMENT #2


Paragraph #1  Ropak Laboratories has changed name to Invitro
              International.

Paragraph #2  Invitro International as of March 1 will vacate the
              Northerly 5334'+ or - of the building and 45% of the parking and rent only the southerly 8556'+ or - of the building and 55% of the parking.

Paragraph #3  Term.  The Term of this amended lease shall be from March 1
              1996 to February 28,1998.  (24 months)

Paragraph #4  Rent shall be $6,400 payable in advance on the first day of each month. Lessee shall pay Lessor $6,400 upon execution hereof as rent for March 1996.

Paragraph #5  Security deposit  $16,400 total.  $10,516 is presently on deposit leaving a balance $5,884 to be paid upon the signing of this amendment.

New Paragraph #6:   The lessee agrees to pay the monthly water bill for the
                    entire facility but will pay for electrical and gas consumption only in the space occupied by InVitro
                    International. The Lessor agrees to install new electric and gas meters to permit separate billing for these utilities in the two portions of the building. The Lessor also agrees to perform the following minor repairs: repair of leaks in the roof, replacement of damaged ceiling tiles, repair of damaged rear door, and repair of garbage bin area.


/s/ Dale Kellogg                            /s/ W. Richard Ulmer
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          LESSOR                                       LESSEE